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                              EXHIBIT 23

          CONSENT OF BEARD & COMPANY, INC. INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statements (on Form S-3 and Form S-8) of Juniata Valley Financial Corp. of our report dated January 21, 2000, with respect to the consolidated financial statements of Juniata Valley Financial Corp. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                         BEARD & COMPANY, INC



Reading, Pennsylvania
March 22, 2000